     As filed with the Securities and Exchange Commission on April 19, 2000

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        CEREUS TECHNOLOGY PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   13-3773537
   (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                               1000 Abernathy Road
                                   Suite 1000
                             Atlanta, Georgia 30328
          (Address, including zip code, of principal executive offices)

             CEREUS TECHNOLOGY PARTNERS, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

      Mr. Steven A. Odom                         Robert C. Hussle, Esq.
Cereus Technology Partners, Inc.                   Rogers & Hardin LLP
      1000 Abernathy Road                       2700 International Tower
        Suite 1000                             229 Peachtree Street, N.E.
Atlanta, Georgia 30328                           Atlanta, Georgia  30303
        (770) 668-0900                                (404) 522-4700

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)



                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                            Proposed Maximum
     Title of Securities to be            Amount to be            Proposed Maximum         Aggregate Offering         Amount of
            Registered                    Registered(2)       Offering Price Per Share           Price            Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per
             share (1)                      3,000,000                 $13.25 (3)            $39,750,000                $10,494.00
==================================================================================================================================

(1) Issuable pursuant to Cereus Technology Partners, Inc. 1997 Stock Option Plan, as amended (the "Plan").

(2) This registration statement also relates to an indeterminate number of additional shares of Common Stock that may become issuable pursuant to anti-dilution and adjustment provisions of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $13.25, which amount represents the average of the bid and asked prices of the Company's common stock on the OTC Bulletin Board on April 17, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant or the Plan are incorporated by reference in this Registration Statement:

         (i) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File Number, 000-30522);


         (ii) The Registrant's Current Report on Form 8-K filed on January 19, 2000;

         (iii) The Registrant's Amended Current Report on Form 8-K/A filed on January 31, 2000;

         (iv) The Registrant's Current Report on Form 8-K filed on February 17, 2000; and

         (v) The Registrant's Registration Statement on Form 8-A filed on January 19, 2000.


         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


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
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative or in defense of any claim, issue, or matter therein (hereinafter a "Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of a corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively an "Agent" of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened Proceeding by reason of the fact that he is or was an Agent of the corporation, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in an action by or in the right of the corporation, the corporation may not indemnify such person in respect of any claim, issue, or matter as to which he is adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such proceeding was brought determined that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled in indemnity.

         Article Eleventh of the Certificate of Incorporation of the Registrant provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL, or (4) a transaction from which the director derived an improper personal benefit. Article Eleventh further provides that the liability of the Registrant's directors to the Registrant or its stockholders will be limited or eliminated to the same extent as the DGCL if the DGCL is amended in the future to limit or eliminate a director's liability. Article Eleventh further provides that it may be repealed or modified only by the affirmative vote of 80% of all stockholders entitled to vote on such matters, considered as one class, in which event such repeal or modification will be prospective only and will not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Atlanta, Georgia, on this 18th day of April, 2000.


                                     CEREUS TECHNOLOGY PARTNERS, INC.


                                     By:  /s/ Steven A. Odom
                                        ---------------------------------------
                                          Steven A. Odom
                                          Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned officers and directors of Cereus Technology Partners, Inc., hereby severally constitute and appoint Steven A. Odom and Juliet M. Reising, and each of them, with full power of substitution, our true and lawful attorneys and agents, to execute in our names and on our behalf in the capacities indicated below, any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any and all other instruments which such attorneys and agents, or any one of them, deem necessary or advisable to enable Cereus Technology Partners, Inc. to comply with the Securities Act, the rules, regulations and requirements of the Securities Act in respect thereof, and the securities laws of any state or other political subdivision or jurisdiction; and the undersigned officers and directors do hereby severally ratify and confirm as our own acts and deeds all that such attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents shall have, and may exercise, all of the powers hereby conferred.


               SIGNATURE                        TITLE                              DATE
               ---------                        -----                              ----

     /s/ Steven A. Odom             Chief Executive Officer,               April 18, 2000
     ----------------------------   Chairman and Director
     Steven A. Odom                 (Principal Executive Officer)


     /s/ Juliet M. Reising          Chief Financial Officer, Treasurer,    April 18, 2000
     ----------------------------    Secretary and Director
     Juliet M. Reising               (Principal Financial
                                     Officer and Principal
                                     Accounting Officer)

     /s/ James M. Logsdon           President, Chief Operating             April 18, 2000
     ----------------------------   Officer and Director
     James M. Logsdon

     /s/ Max E. Bobbitt             Director                               April 18, 2000
     ----------------------------
     Max E. Bobbitt

     /s/ Joseph R. Wright, Jr.      Director                               April 18, 2000
     ----------------------------
     Joseph R. Wright, Jr.

     /s/ Amy L. Newmark             Director                               April 18, 2000
     ----------------------------
     Amy L. Newmark

     /s/ Gary H. Heck               Director                               April 18, 2000
     ----------------------------
     Gary H. Heck


                                  EXHIBIT INDEX

EXHIBIT
  NO.                          DESCRIPTION
--------                       ------------
5.1               Opinion of Rogers & Hardin LLP

23.1              Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto)

23.2 Consent of KPMG LLP with respect to the financial statements of Cereus Technology Partners, Inc. for the fiscal year ended
                  December 31, 1999.

23.3 Consent of Moore Stephens Frost, certified public accountants, with respect to the financial statements of Cereus Technology
                  Partners, Inc. for the fiscal year ended December 31, 1998.

24.1              Powers of Attorney (included in the Signature Page hereto)